EXHIBIT 23.1

Michael Johnson & Co., LLC.
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80237

October 15, 2002

Time Lending, California, Inc.

The above named CPA firm consents to the inclusion in the registration statement on Form SB-2 of our report dated September 5, 2002 and the audited financial statements for Time Lending, California,Inc. for the fiscal year ended June 30, 2002 and to the inclusion of the audited financial statements of Time Financial Services, Inc. for the fiscal years ended June 30, 2001 and 2000.

Michael B. Johnson

/s/ Michael B. Johnson
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President